Exhibit 99.1

Enliven Therapeutics Reports Third Quarter Financial Results and Provides a Business Update

Completed enrollment of the randomized Phase 1b cohorts of the ongoing ENABLE trial of ELVN-001 in CML

Remains on track to initiate Phase 3 pivotal trial of ELVN-001 in 2026

Strong balance sheet with $478 million in cash, cash equivalents and marketable securities, which is expected to provide cash runway into the first half of 2029

BOULDER, Colo., Nov. 12, 2025 /PRNewswire/ -- Enliven Therapeutics, Inc. (Enliven or the Company) (Nasdaq: ELVN), a clinical-stage biopharmaceutical company focused on the discovery and development of small molecule therapeutics, today reported financial results for the third quarter ended September 30, 2025, and provided a business update, including highlights of pipeline progress.

“We continue to make great progress advancing the ENABLE Phase 1 trial of ELVN-001 in people living with CML. I’m pleased to report that during the quarter, we completed enrollment of the randomized Phase 1b portion of the ENABLE trial and achieved key readiness milestones across multiple geographies, positioning us to rapidly launch our Phase 3 trial globally next year,” said Sam Kintz, Co-Founder and Chief Executive Officer of Enliven. “Since we announced our positive, updated ENABLE data in June, we have had oral presentations at multiple medical meetings, which is a testament to the strength of the data and the potential for ELVN-001 as a selective active-site inhibitor. Additionally, we are pleased that the CML community continues to validate our work and enthusiastically supports ELVN-001 as we move through clinical trials. We remain focused on clinical execution as we look to initiate our Phase 3 pivotal trial in 2026.”

Pipeline Updates

ELVN-001 is a potent, highly selective, small molecule kinase inhibitor designed to specifically target the BCR::ABL gene fusion, the oncogenic driver for patients with chronic myeloid leukemia (CML).

•
Completed enrollment of the randomized Phase 1b cohorts of the ongoing ENABLE trial of ELVN-001 in CML (NCT05304377).
•
Presented encore data from the ENABLE Phase 1a/1b clinical trial of ELVN-001 at several medical meetings, including:
o
An oral and poster presentation at the Society of Hematologic Oncology (SOHO) 2025 Annual Meeting in Houston, Texas, on September 3, 2025.

o
An oral presentation at the European Society of Hematology International Chronic Myeloid Leukemia Foundation (ESH-iCMLf) 27th Annual John Goldman Conference on Chronic Myeloid Leukemia: Biology and Therapy in Estoril, Portugal, on October 10, 2025.
o
An oral presentation at the German, Austrian, and Swiss Societies for Hematology and Medical Oncology (DGHO) in Cologne, Germany, on October 25, 2025.
•
Featured in an oral presentation titled, ELVN-001 for the treatment of CML with and without T315I mutation: a Phase 1 trial in Japan, at the 87th Annual Meeting of the Japanese Society of Hematology (JSH) in Kobe, Japan, on October 10, 2025.
•
Remains on track to initiate a Phase 3 pivotal trial of ELVN-001 in 2026.

Upcoming Medical Meeting Presentations

The Company recently announced that data from the ENABLE Phase 1a/1b clinical trial of ELVN-001 in a subset of CML patients with atypical fusion transcripts will be presented at the 67th Annual American Society of Hematology (ASH) 2025 Annual Meeting and Exposition, taking place December 6-9, 2025, in Orlando, Florida. Andreas Hochhaus, M.D., will present the data in a poster presentation on December 7, 2025.

Upcoming Investor Conference Participation

Management will participate in a fireside chat at the Jefferies Global Healthcare Conference in London on Tuesday, November 18, 2025, at 2:00 p.m. GMT. The fireside chat will be webcast live and can be accessed by visiting the investor relations section of the Company's website at https://ir.enliventherapeutics.com/. The webcast will be archived for a period of 90 days following the conclusion of the live event.

Third Quarter 2025 Financial Results

•
Cash Position: As of September 30, 2025, the Company had cash, cash equivalents and marketable securities totaling $477.6 million, which is expected to provide cash runway into the first half of 2029.
•
Research and development (R&D) expenses: R&D expenses were $18.2 million for the third quarter of 2025, compared to $21.3 million for the third quarter of 2024.
•
General and administrative (G&A) expenses: G&A expenses were $6.9 million for the third quarter of 2025, compared to $5.8 million for the third quarter of 2024.
•
Net Loss: Enliven reported a net loss of $20.1 million for the third quarter of 2025, compared to a net loss of $23.2 million for the third quarter of 2024.

About ELVN-001

ELVN-001 is a potent, highly selective, potentially best-in-class small molecule kinase inhibitor designed to specifically target the BCR::ABL gene fusion, the oncogenic driver for patients with chronic myeloid leukemia. As a highly selective active site inhibitor, ELVN-001 has a mechanism of action that is complementary to allosteric BCR::ABL1 inhibitors, which may play an increasingly important role in the standard of care. ELVN-001 was also designed to have activity against the T315I mutation, the most common BCR::ABL1 mutation, which confers resistance to nearly all approved TKIs, as well as activity against mutations known to confer resistance to allosteric BCR::ABL1 inhibitors.

About the ENABLE Trial

The ENABLE study (NCT05304377) is a Phase 1 study of ELVN-001 in patients with previously treated CML. The trial is currently in Phase 1a/1b development and is a dose escalation and expansion trial designed to evaluate safety and tolerability and to determine the recommended dose for further clinical evaluation of ELVN-001 in patients with CML with and without T315I mutations that is relapsed, refractory or intolerant to TKIs. Secondary endpoints include pharmacokinetics, MMR by central quantitative reverse transcriptase polymerase chain reaction, duration of MMR, BCR::ABL1 transcript levels and complete hematologic response. Enliven is preparing for the potential start of a pivotal trial for ELVN-001 in 2026.

About Enliven Therapeutics

Enliven is a clinical-stage biopharmaceutical company focused on the discovery and development of small molecule therapeutics to help people not only live longer, but live better. Enliven aims to address existing and emerging unmet needs with a precision oncology approach that improves survival and enhances overall well-being. Enliven's discovery process combines deep insights in clinically validated biological targets and differentiated chemistry to design potentially first-in-class or best-in-class therapies. Enliven is based in Boulder, Colorado.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning Enliven and other matters that involve substantial risks and uncertainties. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations and financial condition, or otherwise, based on current beliefs of the management of Enliven, as well as assumptions made by, and information currently available to, management of Enliven. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "anticipate," "plan," "likely," "believe," "estimate," "project," "intend," and other similar expressions or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Statements that are not historical facts are forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding the potential of, and plans regarding, market opportunities, and expectations regarding Enliven's ELVN-001 program; expected milestones for ELVN-001, including the expected timing for the potential start of a Phase 3 pivotal trial for ELVN-001; Enliven's expected cash runway; and statements by Enliven's Co-founder and Chief Executive Officer. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various risks and uncertainties, including, without limitation: the limited operating history of Enliven; the ability to advance product candidates through clinical development; the ability to obtain regulatory approval for, and ultimately commercialize or license, product candidates; the outcome of preclinical testing and early clinical trials for product candidates and the potential that the outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials; Enliven's limited resources; the risk of failing to demonstrate safety and efficacy of product candidates; Enliven's limited experience as a company in designing and conducting clinical trials; the potential for interim, topline, and preliminary data from Enliven's preclinical studies and clinical trials to materially change from the final data; potential delays or difficulties in the enrollment or maintenance of patients in clinical trials; developments relating to Enliven's competitors and its industry, including competing product candidates and therapies; the decision to develop or seek strategic collaborations to develop Enliven's current or future product candidates in combination with other therapies and the cost of combination therapies; the ability to attract, hire, and retain highly skilled executive officers and employees; the ability of Enliven to protect its intellectual property and proprietary technologies; the scope of any patent protection Enliven obtains or the loss of any of Enliven's patent protection; reliance on third parties, including medical institutions, contract manufacturing organizations, contract research organizations and strategic partners; geo-political developments, general market or macroeconomic conditions; Enliven's ability to obtain additional capital to fund Enliven's general corporate activities and to fund Enliven's research and development; and other risks and uncertainties, including those more fully described in Enliven's filings with the Securities and Exchange Commission (SEC), which may be found in the section titled "Risk Factors" in Enliven's Annual and Quarterly Reports on Form 10-K and 10-Q filed with the SEC and in Enliven's future reports to be filed with the SEC. Except as required by applicable law, Enliven undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference into this press release.

Contact

Investors

ir@enliventherapeutics.com

Media

media@enliventherapeutics.com

Enliven Therapeutics, Inc.

Selected Condensed Consolidated Financial Information

(in thousands, except per share data)

(unaudited)

Statements of Operations	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$18,225	$21,258	$64,611	$60,054
General and administrative	6,871	5,810	20,762	17,604
Total operating expenses	25,096	27,068	85,373	77,658
Loss from operations	(25,096)	(27,068)	(85,373)	(77,658)
Other income (expense), net	4,948	3,912	11,346	11,814
Net loss	$(20,148)	$(23,156)	$(74,027)	$(65,844)
Net loss per share, basic and diluted	$(0.32)	$(0.48)	$(1.35)	$(1.43)
Weighted-average shares outstanding, basic and diluted	62,094	48,267	54,794	46,137

Balance Sheets			September 30,	December 31,
			2025	2024
Assets
Current assets:
Cash, cash equivalents and marketable securities			$477,565	$313,440
Restricted cash			—	54
Prepaid expenses and other current assets			5,118	4,633
Total current assets			482,683	318,127
Property and equipment, net			399	458
Operating lease right-of-use assets			475	—
Deferred offering costs			217	—
Other long-term assets			7,101	7,175
Total assets			$490,875	$325,760
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable			$1,429	$1,342
Accrued expenses and other current liabilities			13,221	14,573
Total current liabilities			14,650	15,915
Long-term liabilities			103	—
Total liabilities			14,753	15,915
Stockholders' equity			476,122	309,845
Total liabilities and stockholders' equity			$490,875	$325,760